UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2022

AVALARA, INC.

(Exact name of Registrant as Specified in Its Charter)

Washington	001-38525	91-1995935
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 South King Street, Suite 1800 Seattle, WA	98104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 826-4900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	AVLR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On October 14, 2022, Avalara, Inc. (“Avalara”) held its special meeting of stockholders (the “Special Meeting”) in connection with the Agreement and Plan of Merger, dated as of August 8, 2022, (as it may be amended, modified, or supplemented from time to time, the “Merger Agreement”), by and among Avalara, Lava Intermediate, Inc. (“Parent”) and Lava Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of Parent, pursuant to which Merger Sub will merge with and into Avalara and Avalara will survive the merger as a wholly owned subsidiary of Parent (the “Merger”). As of the close of business on September 8, 2022, the record date for the Special Meeting, there were 88,557,882 shares of Avalara’s common stock issued and outstanding, of which 70,370,083 shares (representing approximately 79.5% of the shares of Avalara’s common stock issued and outstanding on the record date) were represented in person or by proxy at the Special Meeting. The results for each of the matters voted on at the Special Meeting are set forth below:

Proposal I - Adoption of the Merger Agreement (the “Merger Proposal”).

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
58,599,949	11,274,618	495,516	N/A

The Merger Proposal was approved by the stockholders, by an affirmative vote of the holders of approximately 66.2% of the voting power of the shares of Avalara’s common stock outstanding as of the close of business on the record date.

Proposal II - Approval, on a non-binding, advisory basis, of certain compensation that will or may be paid by Avalara to its named executive officers that is based on or otherwise relates to the Merger (the “Named Executive Officer Merger-Related Compensation Proposal”).

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
16,234,698	52,351,554	1,783,831	N/A

The Named Executive Officer Merger-Related Compensation Proposal was not approved by the stockholders, on an advisory basis.

Proposal III - Adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the Merger Proposal if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting or to ensure that any supplement or amendment to the proxy statement is timely provided to Avalara shareholders (the “Adjournment Proposal”).

In connection with the Special Meeting, Avalara solicited proxies with respect to the Adjournment Proposal. The Adjournment Proposal was not submitted to Avalara shareholders for approval at the Special Meeting because Avalara shareholders approved the Merger Proposal.

Item 8.01.	Other Events

On October 14, 2022, Avalara issued a press release announcing results of the voting at the Special Meeting held on October 14, 2022. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Press release dated October 14, 2022

104	The cover page of this Current Report on Form 8-K, formatted in inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALARA, INC.

/s/ Alesia L. Pinney
Name:	Alesia L. Pinney
Title:	Executive Vice President, Chief Legal Officer, and Secretary

Date: October 14, 2022